                                                                    EXHIBIT 2.01

                           SEVENTH AMENDED AGREEMENT
                                       TO
                            STOCK PURCHASE AGREEMENT,
                          AGREEMENT AND PLAN OF MERGER,
                                      AND
                                ESCROW AGREEMENT

       THIS SEVENTH AMENDED AGREEMENT (this "Agreement"), made and entered into this 20th day of June, 1996, by and among CHANNEL AMERICA TELEVISION NETWORK, INC., a Delaware corporation (the "Company"), having offices located in Darien, Connecticut, EVRO CORPORATION, a Florida corporation ("Purchaser"), having offices located in Kissimmee, Florida, and SCOLARO, SHULMAN, COHEN, LAWLER & BURSTEIN, P.C., a New York professional corporation, with its principal place of business located in Syracuse, New York.

                                  WITNESSETH:

       WHEREAS, the parties hereto have entered into a certain Stock Purchase Agreement dated July 13, 1995 ("the Stock Purchase Agreement");

       WHEREAS, the parties hereto have entered into a certain Agreement and Plan of Merger dated July 13, 1995 ("the Merger Agreement");

       WHEREAS, the parties hereto have entered into a certain Escrow Agreement dated July 13, 1995 (the "Escrow Agreement");

       WHEREAS, the parties hereto have entered into certain amendments to the Stock Purchase Agreement, the Merger Agreement and the Escrow Agreement dated September 18, 1995, October 3, 1995, October 26, 1995, February 7, 1996, February 26, 1996 and April 23, 1996 (the "Prior Amendments"); and

       WHEREAS, the parties hereto desire to further amend the Stock Purchase Agreement, the Merger Agreement and the Escrow Agreement, as heretofore amended pursuant to the Prior Amendments (collectively, the "Agreements"), as set forth herein.

       NOW, THEREFORE, in consideration of the foregoing, the covenants, agreements, conditions and promises hereinafter set forth, the sum of One Dollar ($1.00) each paid to the other in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. WAIVER OF DEFAULT; EXTENSION OF TERM. The Company and Purchaser hereby agree to extend the dates for payment of the $400,000 installment payment due to the Company under the Stock Purchase Agreement and evidenced by a promissory note (the "Note") due and payable on April 7, 1996. The Note shall be extended until July 16, 1996. The Note shall be extended until July 16, 1996 in consideration of the Purchaser agreeing to pay the Company 50,000 shares of common stock, or the equivalent in convertible preferred shares; which is in addition to the 100,000 shares of common stock or the equivalent in convertible preferred shares together with $50,000 in cash being the extension consideration from the Sixth Amended Agreement between the parties pursuant to paragraph one thereof. The Note shall be further extended to August 15, 1996 if Purchaser pays to the Company on or before August 15, 1996 an additional 50,000 shares of common stock, or the equivalent in convertible preferred shares.

       Upon execution of this Amendment, the Company and the parties hereto hereby acknowledge and expressly agree that no default of any of the referenced agreement has occurred and that the agreements are legally binding and still in full force and effect.

       2. ENTIRE AGREEMENT. The Agreements, as amended in this Amendment, contain the entire agreement of the parties regarding the subject matter thereof, and supersedes all prior agreements and understandings, written and oral, among the parties, or any of them, with respect to the subject matter hereof. Notwithstanding anything to the contrary contained herein, unless this Amendment specifically amends a provision contained in the Agreements, the terms and conditions of the Agreements shall remain in full force and effect. In case of a discrepancy or conflict between this Amendment and the Agreements, this Amendment shall be controlling and the parties agree to use their best efforts to fully implement the spirit and intent of this Agreement.

       3. GOVERNING LAW. This Amendment and the rights and obligations of the parties shall be governed by and construed and enforced in accordance with the substantive laws of the State of Florida.

       4. COUNTERPARTS AND FACSIMILE SIGNATURES. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Amendment. Such facsimile copies shall constitute enforceable original documents.

       IN WITNESS WHEREOF, this Amendment has been executed effective as of the date first above written by the parties hereto.

                                        CHANNEL AMERICA TELEVISION NETWORK, INC.

                                        By:  /s/ David A. Post
                                           ------------------------------------
                                                David A. Post, Chairman

                                        EVRO CORPORATION

                                        By:  /s/ Thomas L. Jensen
                                           ------------------------------------
                                                Thomas L. Jensen, Chairman and
                                                CEO


                                        SCOLARO, SHULMAN, COHEN, LAWLER &
                                        BURSTEIN, P.C.

                                        By:  /s/ Stephen H. Cohen
                                           ------------------------------------
                                                Stephen H. Cohen, Partner